Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Brian Blackman
	212 886-9332	702 407-6330

Caesars Entertainment, Caesars Entertainment Operating Co. Further Extend Deadline to Reach Agreement on Certain Documentation with First-Lien Noteholders

LAS VEGAS, October 20, 2016 -- Caesars Entertainment Corporation (NASDAQ: CZR) ("Caesars Entertainment") and Caesars Entertainment Operating Company, Inc. ("CEOC") and its Chapter 11 debtor subsidiaries (collectively, the “Debtors”) today announced that the applicable parties have further extended the deadline to finalize certain additional documentation in connection with the Debtors’ Third Amended Joint Plan Reorganization. The extension will allow the participants additional time to resolve the remaining open items in pursuit of an agreement. Caesars Entertainment and the Debtors will provide additional disclosures when an agreement is reached or discussions are terminated.

About Caesars Entertainment Corporation
Caesars Entertainment Corporation (CEC) is the world's most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary Caesars Entertainment Operating Company, wholly owned Caesars Entertainment Resort Properties and Caesars Growth Properties, in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 75 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. The Company's resorts operate primarily under the Caesars®, Harrah's® and Horseshoe® brand names. CEC's portfolio also includes the London Clubs International family of casinos. CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. The Company is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward Looking Statement

This release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as, “will”, “would”, “expected”, "proposed", and "working on" or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the consensus reached with representatives of CEOC’s major creditor constituencies, future actions that may be taken by Caesars and others with respect thereto, consummation of a consensual restructuring of the Debtors and the estimated future relative shareholding of New CEC. These forward-looking statements are based on current expectations and projections about future events.
You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of CEC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange: CEC’s ability (or inability) to reach formal agreement with CEOC’s major creditor constituencies regarding new or amended restructuring support agreements and a Revised Plan of Reorganization, CEC’s and CEOC’s ability (or inability) to meet any milestones or other conditions set forth in any such new or amended restructuring support agreements, CEC’s and CEOC’s ability (or inability) to satisfy the conditions to consummation of any consensual restructuring of the Debtors (including without limitation receipt of requisite approvals of creditor groups, the Bankruptcy Court and regulators), CEC's ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary, CEC's financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.